UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2019

JanOne Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

325 E. Warm Springs Road, Suite 102, Las Vegas, NV	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 997-5968

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	JAN	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 11, 2019, the Audit Committee of the Board of Directors (the “Committee”) of JanOne Inc. (the “Company”), in consultation with management, concluded that the Company’s previously issued financial statements for the fiscal year ended December 29, 2018 (which includes the financial statements for the fiscal year ended December 30, 2017) and the quarterly period ended March 30, 2019 (collectively, the “Restated Periods”) should no longer be relied upon because of omitted disclosures related to certain lease agreements with third party landlords in which the Company either remains the counterparty, is a guarantor, or has agreed to remain contractually liable under the lease, following the sale of ApplianceSmart, Inc. on December 30, 2017. The omitted disclosures described above will result in the restatement of our financial statements for the Restated Periods and the interim periods within the year ended December 29, 2018.

The Committee has discussed the matters disclosed herein with SingerLewak LLP, the Company’s former independent registered public accounting firm for the Restated Periods, and WSRP LLC, the Company’s current independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JanOne Inc.

Date: November 15, 2019	/s/ Tony Isaac
Tony Isaac Chief Executive Officer